High Yield Total Return Portfolio
10f-3 Report
For the Quarter Ended December 31, 2003



Issuer              Trade Date                Selling Broker
Terex Corp.      November 10, 2003            First Boston/
					      Credit Suisse

Amount Purchased    Purchase Price U.S.$      % of Fund Assets
1,500,000	       99.110                   0.63


% of Issue
0.50